SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A/A
AMENDMENT NO. 1

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Checkpoint Systems, Inc.
(Exact name of Registrant as specified in its charter)

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Pennsylvania	22-1895850
(State of incorporation or organization)	(IRS Employer I.D. No.)

101 Wolf Drive, Thorofare, NJ 08086
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered ____________________________	Name of each exchange on which each class is to be registered ____________________________
Common Stock Purchase Rights	New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates (if applicable):  Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Checkpoint Systems, Inc. (the “Company”) hereby amends the following Items and Exhibits of its Registration Statement on Form 8-A filed on July 17, 1997 (“Original 8-A”).

Item 1. Description of Registrant’s Securities to be Registered.

  Item 1 of the Original 8-A is hereby amended to include the following:

On March 2, 2007, the Company and American Stock Transfer & Trust Company (as Rights Agent) entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement dated as of March 10, 1997. In general, the Amendment extends the expiration date of the Rights Agreement from March 10, 2007 until March 10, 2017.

The full text of the Amendment is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 2. Exhibits

4.1 Rights Agreement by and between the Company and American Stock Transfer & Trust Company dated as of March 10, 1997, is hereby incorporated by reference to Exhibit 4.1 of the Company’s 1996 Form 10-K filed with the SEC on March 17, 1997.

4.2 Amendment No. 1 to Rights Agreement, dated as of March 2, 2007, by and between the Company and American Stock Transfer & Trust Company, is hereby incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2007.

                                                                        SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHECKPOINT SYSTEMS, INC.

Date: June 8, 2007	By:	/s/ John R. Van Zile
John R. Van Zile
Title Senior Vice President, General Counsel and Secretary